Exhibit 5.1

[Sullivan & Cromwell LLP Letterhead]

December 30, 2016

Barclays Bank PLC,

1 Churchill Place,

London E14 5HP.

Ladies and Gentlemen:

We are acting as counsel to Barclays Bank PLC, a public limited company organized under the laws of England and Wales (the “Company”), in connection with the issuance and delivery of the debt securities identified in Annex A to this letter (the “Notes”).  The Company filed with the Securities and Exchange Commission, on July 18, 2016, a registration statement on Form F-3ASR (File No. 333-212571) (the “Registration Statement”) under the Securities Act of 1933 (the “Act”) relating to, among other things, the proposed offer and sale of an unspecified principal amount of the Company’s senior, unsecured debt securities, including the Notes.  The Notes are being issued under an indenture, dated as of September 16, 2004 (the “Indenture”), between the Company and The Bank of New York Mellon (formerly The Bank of New York), as trustee (the “Trustee”).

We have examined such corporate records, certificates and other documents, and such questions of United States federal and New York state law, as we have considered necessary or appropriate for the purposes of this opinion.  Upon the basis of such examination, we advise you that, in our opinion, the Notes constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

The foregoing opinion is limited to the federal laws of the United States and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.  The foregoing opinion is delivered and is to be read in conjunction with the opinion of Sullivan & Cromwell LLP, dated the date hereof, regarding certain matters under the laws of England and Wales relevant to the foregoing opinion.

In rendering the foregoing opinion, we are not passing upon, and assume no responsibility for, any disclosure in the Registration Statement or any related prospectus or other offering material regarding the Company or the Notes or their offering and sale.

We have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have assumed, without independent verification, that the Indenture has been duly authorized, executed and delivered by the Trustee, that the Notes conform to the specimens thereof examined by us, that the Notes have been duly authenticated by one of the Trustee’s

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authorized officers, that the Notes have been delivered against payment as contemplated in the Registration Statement and that the signatures on all documents examined by us are genuine.

We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 6-K to be incorporated by reference in the Registration Statement.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ SULLIVAN & CROMWELL LLP

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Annex A

Title of Notes	Date of Issue

$2,050,000 Step-Up Fixed Rate Callable Notes due December 30, 2031	December 30, 2016
$11,734,440 Accelerated Return Notes® Linked to an International Equity Index Basket due February 23, 2018	December 30, 2016
$400,000 Callable Contingent Coupon Notes due December 31, 2019 Linked to the Lesser Performing Index of the Russell 2000® Index and the EURO STOXX 50® Index	December 30, 2016
$13,434,760 Accelerated Return Notes® Linked to the S&P 500® Index due December 28, 2018	December 30, 2016
$3,355,000 Notes due December 29, 2023 Linked to the Performance of the Barclays Trailblazer Sectors 5 Index	December 30, 2016
$4,430,000 Callable Contingent Coupon Notes due December 31, 2019 Linked to the Lesser Performing Index of the Russell 2000® Index and the Euro Stoxx 50® Index	December 30, 2016
$2,104,000 Callable Contingent Coupon Notes due December 30, 2021 Linked to the Lesser Performing Index of the S&P 500® Index and the Russell 2000® Index	December 30, 2016
$885,000 Step Up Callable Contingent Payment Notes due December 31, 2026 Linked to the Lesser Return of the Russell 2000® Index and the EURO STOXX 50® Index	December 30, 2016
$5,237,000 AutoCallable Notes due December 31, 2019 Linked to the Least Performing Reference Asset of Four Common Stocks	December 30, 2016

$1,964,000 Buffered Digital Notes due June 30, 2020 Linked to the Performance of S&P 500® Index	December 30, 2016
$1,772,000 Phoenix AutoCallable Notes due December 31, 2018 Linked to the Least Performing Reference Asset of Three Common Stocks	December 30, 2016
$801,000 Notes due June 30, 2020 Linked to the Performance of the Barclays Trailblazer Sectors 5 Index	December 30, 2016
$781,000 Notes due December 30, 2021 Linked to the Performance of the Barclays Trailblazer Sectors 5 Index	December 30, 2016
$923,000 Notes due June 28, 2019 Linked to the Performance of the Barclays Trailblazer Sectors 5 Index	December 30, 2016
$5,000,000 Notes due December 31, 2021 Linked to the Performance of S&P 500® Daily Risk Control 5% Excess Return Index	December 30, 2016
$1,680,000 Phoenix Autocallable Notes due December 29, 2017 Linked to the Performance of the SPDR® S&P Oil & Gas Exploration & Production ETF	December 30, 2016
$1,687,000 AutoCallable Notes due December 31, 2018 Linked to the Least Performing Reference Asset of Three Common Stocks	December 30, 2016
$2,054,000 Buffered SuperTrackSM Notes due December 30, 2021 Linked to the Performance of Dow Jones Industrial AverageSM	December 30, 2016
$6,154,000 Buffered SuperTrackSM Notes due December 30, 2021 Linked to the Performance of S&P 500® Index	December 30, 2016

$319,000 Buffered Digital Notes due June 28, 2019 Linked to the Performance of Russell 2000® Index	December 30, 2016
$326,000 Callable Contingent Coupon Notes due December 31, 2019 Linked to the VanEck VectorsTM Gold Miners ETF	December 30, 2016
$1,614,000 Phoenix AutoCallable Notes due December 29, 2017 Linked to the Lesser Performing Index of the Russell 2000® Index and the S&P 500® Index	December 30, 2016
$760,000 Dual Directional Notes due December 28, 2018 Linked to the Lesser Performing Index of the S&P 500® Index and the Russell 2000® Index	December 30, 2016
$2,940,000 Phoenix AutoCallable Notes due December 29, 2023 Linked to the Lesser Performing Index of the Russell 2000® Index and the S&P 500® Index	December 30, 2016
$1,107,000 Phoenix AutoCallable Notes due March 30, 2018 Linked to the Lesser Performing Index of the Russell 2000® Index and the S&P 500® Index	December 30, 2016
$1,366,000 Phoenix AutoCallable Notes due December 31, 2019 Linked to the Least Performing Index of the S&P 500® Index, the Russell 2000® Index and the NASDAQ-100 Index®	December 30, 2016